UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

ePlus inc.
ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, Virginia 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PLUS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The board of directors (the “Board”) of ePlus inc. (the “Company”) periodically reviews the Company’s corporate governance framework.  On and effective September 1, 2021, the Board updated the Company’s bylaws as follows:
Deleted Section 3.9(B), which provided that the Company shall not, without prior consent of the Board, “acquire (via stock purchase, asset purchase, merger, recapitalization, share exchange, consolidation or other transaction) any entity or permit any subsidiary of the Corporation to acquire (via stock purchase, asset purchase, merger, recapitalization, share exchange, consolidation or other transaction) any entity so long as the value of such transaction is greater than or equal to $5,000,000 (five million dollars), or make an investment in any entity or permit any subsidiary of the Corporation to make an investment in any entity in an amount greater than or equal to $10,000,000 (ten million dollars), or to have credit exposure as such is defined in the Corporation’s approved Credit Policy to any one entity in an amount greater than or equal to $30,000,000 (thirty million dollars).”
The Board determined that authorization limits, such as those previously included in Section 3.9(B) of the bylaws, are more appropriately addressed by the Board through corporate resolutions.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

3.1	Amendment No. 1 to Amended and Restated Bylaws of ePlus inc., as amended February 15, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: September 7, 2021